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                                                  Exhibit 10.22

                    YANKEE ENERGY SYSTEM, INC.
                    SUPPLEMENTAL BENEFIT PLAN

     This instrument is executed by Yankee Energy System, Inc. to record its adoption on the terms and conditions hereinafter set forth, of a Supplemental Benefit Plan for the benefit of its employee, Philip T. Ashton, effective December 6, 1994.

                              RECITALS

     Yankee Energy System, Inc. (the "Employer") maintains for the benefit of certain employees a retirement plan known as the Yankee Energy System, Inc. Retirement Plan. (That retirement plan, together with any subsequent amendments and future restatements, is referred to herein as the "Retirement Plan"). In addition, Yankee Energy System, Inc. maintains for certain of its employees, including Philip T. Ashton, a non-qualified plan established to provide retirement benefits which would have been provided under the Retirement Plan if the benefits were not subject to the benefit limitations imposed by Sec. 415 of the Internal Revenue Code, as amended (the "Code") and the compensation limitations imposed by Sec. 401(a)(17) of the Code. (That plan, together with any subsequent amendments and future restatements, is referred to herein as the "Excess Benefit Plan.")

     The Employer wishes to supplement the retirement benefits of Philip T. Ashton.

     In view of the foregoing the Employer hereby adopts the Yankee Energy System, Inc. Supplemental Benefit Plan (the
"Plan"), effective immediately, on the following terms and conditions:

     1.   Covered Employee.  The sole Participant of the Plan is
Philip T. Ashton.

     2. Benefits. The Benefit payable under this Plan shall equal $17,310.00 per month in the Elected Form (as defined in Section 3 below) less the sum of: (i) the monthly amount of benefit payable under the Retirement Plan in the Elected Form;
(ii) the monthly amount of benefit payable under the Excess Benefit Plan in the Elected Form.

     3.   Manner of Payment of Benefits.  Unless the Plan
Participant elects an alternate form of benefit payment, the benefit payable under this Plan shall be paid as a joint and 1/3 survivor annuity (the "Elected Form"), with the contingent

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annuitant being the same person chosen under the Retirement Plan and Excess Benefit Plan. If the Participant's benefits under the Retirement Plan and Excess Benefit Plan are paid in a form other than the Elected Form (an "Alternate Form"), the Alternate Form will also apply to this Plan, and the benefit paid under Section 2 above shall be adjusted so that it is the actuarial equivalent of the benefit payable under the Elected Form. Any such actuarial adjustments shall be made using the applicable adjustment factors under the Retirement Plan for the same form of benefit.

     4. Funding of Benefits. Benefits under this Plan will be paid out of the general assets of the Employer. The Employer may not prefund benefits under this Plan be means of any trust fund (other than a Rabbi Trust), annuity contract or funded reserve. Any accrual of liabilities under this Plan on the books of the Employer is for accounting purposes only and shall not be construed as indicative of any prefunding or earmarking of assets or revenues for use in discharge of liabilities under this Plan.


     5. Nonalienation of Benefits. Neither the Participant nor his or her Beneficiary or heirs shall have any right to commute, sell, transfer, assign, or otherwise convey the right to receive any payments under the terms of this Agreement.

     6. Non-Competition. No benefit will be payable under this Plan, and any benefit already in payment status will cease, if the Employer determines that the Participant has engaged in any activity which is competitive with the Employer.

     7. Administration. This Plan will be administered by the committee that has been established by the Board of Directors of the Employer which has primary responsibility for compensation policies, or if such committee does not exist, the Employer.

     8. Amendment and Termination. This Plan may only be amended or terminated by mutual consent of the Employer and the Participant.

     9. Applicable Law. The interpretation of the provisions and the administration of the Plan shall be governed by the laws of Connecticut.

     IN WITNESS WHEREOF, the Employer has executed this document this 28th day of February, 1995.

                                   YANKEE ENERGY SYSTEM, INC.
                                   By: /s/ Charles E. Gooley
                                      --------------------------
                                   Its: Executive Vice President

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